UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2005

Summus, Inc.  (USA)
(Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 Fayetteville Street Suite 600 Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Summus, Inc. (USA) filed an amendment, effective March 14, 2005, to its Amended and Restated Articles of Incorporation to effect a one(1)-for-ten (10) reverse stock split of its common stock in which each ten shares of common stock shall be combined into one share of Summus’ common stock. Any fractional shares shall be rounded up to the next whole share.

Pursuant to the rules of the OTC Bulletin Board, Summus is required to begin trading under a new stock symbol. The Company expects to have the new symbol on March 15, 2005. As soon as the new symbol has been assigned, the Company will issue a press release to notify shareholders.

This reverse split will give Summus about 13.4 million shares of common stock outstanding. Summus’ number of authorized shares of common stock will remain at 185,000,000, and its number of authorized shares of preferred stock will remain at 5,000,000.

The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in Summus. Proportionate adjustments will be made to the per share exercise price and number of all shares issuable upon the exercise of warrants and stock options. If any shareholder’s shares are held in certificate form, they will receive a transmittal letter from our transfer agent, as soon as practicable, with instructions on how to surrender these certificates representing their pre-reverse shares to get their new share certificates. Shares of common stock held in brokerage accounts will be adjusted by each shareholder’s respective brokerage company or bank. If you have any shares with a brokerage company or bank, we encourage you to contact them. Once NASDAQ, which administers the OTC Bulletin Board, completes its back-end processes, Summus’ common stock will begin trading on a post reverse split basis at its adjusted stock price and volume.

Summus also filed Articles of Merger, effective March 14, 2005, to complete its reincorporation into the State of Delaware by merging Summus, Inc. (USA), a Florida corporation, into Summus, Inc., a Delaware corporation.

Item 8.01. Other Events.

       See Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Other Exhibits.

Exhibit No.	Description
2.1	Articles of Merger of Summus, Inc. (USA), a Florida corporation, into Summus, Inc., a Delaware corporation
3(I).1	Articles of Amendment of Summus, Inc. (USA), a Florida Corporation, effecting a one(1)-for-ten (10) Reverse Stock Split
3(I).2	Articles of Incorporation of Summus, Inc., a Delaware corporation
3(II).1	Bylaws of Summus, Inc., a Delaware Corporation
99.1	Press Release dated March 14, 2005

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMUS, INC. (USA)

Date: March 14, 2005	By:	/s/ Doanld T. Locke
Donald T. Locke Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Articles of Merger of Summus, Inc. (USA), a Florida corporation, into Summus, Inc., a Delaware corporation
3(I).1	Articles of Amendment of Summus, Inc. (USA), a Florida Corporation, effecting a one(1)-for-ten (10) Reverse Stock Split
3(I).2	Articles of Incorporation of Summus, Inc., a Delaware corporation
3(II).1	Bylaws of Summus, Inc., a Delaware Corporation
99.1	Press Release dated March 14, 2005